Exhibit 99.1

Spirit AeroSystems Announces Early Tender Results of Cash Tender Offer and Consent Solicitation for Any and All of Its Outstanding 5.500% Senior Secured First Lien Notes Due 2025

WICHITA, Kan., November 22, 2022 – Spirit AeroSystems Holdings, Inc. [NYSE: SPR] (the “Company”) today announced the early tender results of its wholly owned subsidiary, Spirit AeroSystems, Inc.’s (“Spirit”), (i) offer to purchase for cash (the “Tender Offer”) any and all of Spirit’s outstanding 5.500% Senior Secured First Lien Notes due 2025 (CUSIP No. 85205T AM2) (the “2025 First Lien Notes”) and (ii) Consent Solicitation (as defined below), in each case upon the terms and conditions described in Spirit’s Offer to Purchase and Solicitation of Consents, dated November 7, 2022 (the “Offer to Purchase and Solicitation of Consents”).

The Tender Offer and Consent Solicitation are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase and Solicitation of Consents.

According to the information received from Global Bondholder Services Corporation, the Tender Agent and Information Agent for the Tender Offer and Consent Solicitation, as of 5:00 p.m., New York City time, on November 21, 2022 (such date and time, the “Early Tender Deadline”), Spirit had received, and informed Global Bondholder Services Corporation it had accepted for purchase, valid tenders from holders of the 2025 First Lien Notes as outlined in the table below.

Series of Notes	CUSIP Number	Aggregate Principal Amount Outstanding	Aggregate Principal Amount Tendered and Accepted for Purchase	Total Consideration(1)(2)
5.500% Senior Secured First Lien Notes due 2025	85205T AM2 (144A) U84591 AE3 (Reg S)	$500,000,000	$478,591,000	$1,000.00

(1) Reflects total consideration per $1,000 principal amount of notes. Does not include accrued but unpaid interest, which will also be payable as provided in the Offer to Purchase and Solicitation of Consents.

(2) Includes the Early Tender Premium (as defined below).

The early settlement date for Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline and accepted for purchase will be November 23, 2022 (the “Early Settlement Date”), subject to the satisfaction or waiver of all conditions to the Tender Offer and Consent Solicitation described in the Offer to Purchase and Solicitation of Consents.

Holders of 2025 First Lien Notes that were validly tendered and not validly withdrawn at or prior to the Early Tender Deadline and have been accepted for purchase pursuant to the Tender Offer will receive the Total Consideration as set forth in the table above, which includes the early tender premium of $30 per $1,000 principal amount of 2025 First Lien Notes (the “Early Tender Premium”), together with accrued but unpaid interest on such 2025 First Lien Notes from the last interest payment date with respect to such 2025 First Lien Notes to, but not including, the Early Settlement Date. The Tender Offer and Consent Solicitation will expire at 11:59 p.m., New York City time, on December 6, 2022, unless extended or terminated by Spirit.

As part of the Tender Offer, Spirit is also soliciting consents (the “Consent Solicitation”) from the holders of the 2025 First Lien Notes for certain proposed amendments described in the Offer to Purchase and Solicitation of Consents that would, among other things, (i) eliminate certain restrictive covenants and certain events of default (the “Majority Amendments”) with a majority vote and (ii) terminate the security interest and release the collateral under the indenture governing the 2025 First Lien Notes (the “Collateral Release Amendments”) with a two-thirds super-majority vote. Adoption of the Majority Amendments and the Collateral Release Amendments requires the requisite consents as described in the Offer to Purchase and Solicitation of Consents (the “Requisite Consents”). As of the Early Tender Deadline, Spirit had received the Requisite Consents required to approve (i) the Majority Amendments and (ii) the Collateral Release Amendments. Accordingly, on November 23, 2022, Spirit intends to execute a supplemental indenture to the indenture governing the 2025 First Lien Notes with respect to (i) the Majority Amendments and (ii) the Collateral Release Amendments.

Morgan Stanley & Co. LLC is acting as the sole Dealer Manager and Solicitation Agent for the Tender Offer and Consent Solicitation. Global Bondholder Services Corporation has been retained to serve as the Tender and Information Agent for the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation may be directed to Morgan Stanley & Co. LLC at: (800) 624-1808 (toll-free) or (212) 761-1057 (collect). Requests for the Offer to Purchase and Solicitation of Consents should be directed to Global Bondholder Services Corporation at (banks or brokers) (212) 430-3774 or (toll free) (855) 654-2015 or by email to contact@gbsc-usa.com.

None of the Company, Spirit, the Dealer Manager and Solicitation Agent, the Tender and Information Agent, the trustee under the indenture governing the 2025 First Lien Notes or any of their respective affiliates is making any recommendation as to whether holders should tender any 2025 First Lien Notes and deliver the related consents in response to the Tender Offer and Consent Solicitation. Holders must make their own decision as to whether to participate in the Tender Offer and Consent Solicitation and, if so, the principal amount of 2025 First Lien Notes as to which action is to be taken.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, or an offer to purchase or a solicitation of an offer to sell any securities. Neither this press release nor the Offer to Purchase and Solicitation of Consents is an offer to sell or a solicitation of an offer to buy any securities. The Tender Offer and Consent Solicitation are being made only pursuant to the Offer to Purchase and Solicitation of Consents and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Tender Offer is required to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of Spirit by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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Contacts:

Media:	Jessica Napoli
(316) 691-0252
jessica.napoli@spiritaero.com

Investor Relations:	(316) 523-7040
investorrelations@spiritaero.com

About Spirit AeroSystems Inc.

Spirit AeroSystems is one of the world’s largest manufacturers of aerostructures for commercial airplanes, defense platforms, and business/regional jets. With expertise in aluminum and advanced composite manufacturing solutions, the company’s core products include fuselages, integrated wings and wing components, pylons, and nacelles. Also, Spirit serves the aftermarket for commercial and business/regional jets. Headquartered in Wichita, Kansas, Spirit has facilities in the U.S., U.K., France, Malaysia and Morocco.

Forward-Looking Statements

This press release contains "forward-looking statements" that may involve many risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "aim," "anticipate," "believe," "could," "continue," "estimate," "expect," "goal," "forecast," "intend," "may," "might," "objective," "outlook," "plan," "predict," "project," "should," "target," "will," "would," and other similar words, or phrases, or the negative thereof, unless the context requires otherwise. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, without limitation, Spirit’s ability to complete the Tender Offer on the proposed terms in the anticipated timeframe, or at all; the impact of the COVID-19 pandemic on our business and operations; the timing and conditions surrounding the full worldwide return to service (including receiving the remaining regulatory approvals) of the B737 MAX, future demand for the aircraft, and any residual impacts of the B737 MAX grounding on production rates for the aircraft; our reliance on Boeing for a significant portion of our revenues; our ability to execute our growth strategy, including our ability to complete and integrate acquisitions; our ability to accurately estimate and manage performance, cost, and revenue under our contracts; demand for our products and services and the effect of economic or geopolitical conditions in the industries and markets in which we operate in the U.S. and globally; our ability to manage our liquidity, borrow additional funds or refinance debt; and other factors disclosed in our filings with the Securities and Exchange Commission. These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.